Exhibit 32.0

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The certification set forth below is being submitted in connection with the Quarterly Report of CSK Auto Corporation on Form 10-Q/A for the period ending May 2, 2004 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d -14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Maynard L. Jenkins, the Chief Executive Officer and Don W. Watson, the Chief Financial Officer of CSK Auto Corporation, each certifies that to the best of their knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of CSK Auto Corporation.

/s/ Maynard L. Jenkins

Maynard L. Jenkins

Chief Executive Officer

June 10, 2005

/s/ Don W. Watson

Don W. Watson

Chief Financial Officer

June 10, 2005